Execution Version

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of August 18, 2014, is made by and between SWK Holdings Corporation, a Delaware corporation (formerly known as Kana Software, Inc., the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”), to the Second Amended and Restated Rights Agreement, dated as of February 12, 2012, between the Company and the Rights Agent (the “Rights Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

WHEREAS, the Company proposes to enter into a Securities Purchase Agreement by and between Carlson Capital L.P., a Delaware limited partnership (“Carlson”), and the Company (as amended, supplemented, modified or replaced from time to time, the “Securities Purchase Agreement”);

WHEREAS, as of the date hereof, the Rights are redeemable;

WHEREAS, the Board of Directors of the Company has determined that the Securities Purchase Agreement and the issuance of the Shares and the Rights Offering (each as defined in the Securities Purchase Agreement) are advisable and in the best interests of the Company and its stockholders;

WHEREAS, the Board of Directors of the Company has determined it to be advisable and in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth in this Amendment to (a) render the Rights Agreement inapplicable to any of the transactions contemplated by the Securities Purchase Agreement, including without limitation the issuance of the Shares and the Rights Offering, and (b) cause Carlson and its Affiliates and Associates to each be considered an Exempt Person under the circumstances set forth herein;

WHEREAS, subject to certain limited exceptions, Section 27 of the Rights Agreement provides that at any time that the Rights are redeemable the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of Rights or holders of Common Shares;

WHEREAS, this Amendment is permitted by Section 27 of the Rights Agreement; and

WHEREAS, pursuant to Section 27, the Company hereby amends, and directs the Rights Agent to amend, the Rights Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent, intending to be legally bound, hereby agree as follows:

1.                  Additional Definitions. Section 1 of the Rights Agreement is hereby amended and supplemented by adding the following definitions in alphabetical order:

““Carlson” shall mean Carlson Capital L.P., a Delaware limited partnership.”

““Securities Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of August 18, 2014, by and between Carlson and the Company (as such agreement is amended, supplemented, modified or replaced from time to time).”

2.                  Replacement of Definitions. Section 1 of the Rights Agreement is hereby amended by deleting and replacing in entirety the following definitions:

““Exempt Person” means a Person whose Beneficial Ownership (together with all Affiliates and Associates of such Person) of 4.9% or more of the then-outstanding Common Shares will not, as determined by the Company’s Board of Directors in its sole discretion, jeopardize or endanger the availability to the Company of its NOLs; provided, however, that such a Person will cease to be an “Exempt Person” if the Board of Directors makes a contrary determination with respect to the effect of such Person’s Beneficial Ownership (together with all Affiliates and Associates of such Person) upon the availability to the Company of its NOLs; and provided further that Carlson and its Affiliates and Associates shall each be considered an Exempt Person at all times, unless and until their collective Beneficial Ownership of the then-outstanding Common Shares constitutes more than 76% of the then-outstanding Common Shares (with the definition of Common Shares for purposes of this proviso being deemed to include any Common Shares that a Person has the right to acquire, whether or not such right is exercisable immediately).”

““Final Expiration Date” means February 3, 2015.”

3.                  Amendment of Section 7. Section 7(d) is deleted and replaced in its entirety as follows:

“The Rights will expire on the Final Expiration Date unless earlier redeemed or exchanged.”

4.                  Addition of New Section 36. The Rights Agreement is amended by adding a new Section 36 thereto, which shall read as follows:

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“Section 36. Exception For Securities Purchase Agreement. Notwithstanding any provision of this Agreement to the contrary, none of a Flip-In Event, a Flip-Over Event, a Triggering Event, a Distribution Date or a Share Acquisition Date shall be deemed to have occurred, none of Carlson or any of its Affiliates or Associates, either individually or collectively, shall be deemed to have become an Acquiring Person, and no holder of any Rights shall be entitled to exercise any Rights under, or be entitled to any rights pursuant to, this Agreement, in any such case by reason of (a) the approval, execution, delivery, or performance of the Securities Purchase Agreement or any amendments thereof or other documents attached thereto (in each case approved by the Board of Directors of the Company), (b) public or other announcement or disclosure of the Securities Purchase Agreement or the transactions contemplated thereby, including without limitation the issuance of the Shares and the Rights Offering (each as defined in the Securities Purchase Agreement), or (c) the commencement or, prior to termination of the Securities Purchase Agreement, the consummation of, any of the transactions contemplated by the Securities Purchase Agreement, in accordance with their respective terms, including without limitation the issuance of the Shares and the Rights Offering.”

5.                  Effective Date; Certification. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. The officer of the Company executing this Amendment hereby certifies to the Rights Agent that the amendment to the Rights Agreement set forth in this Amendment is in compliance with Section 27 of the Rights Agreement and the certification contained in this Section 3 shall constitute the certification required by Section 27 of the Rights Agreement.

6.                  Governing Law. This Amendment shall be deemed to be a contract made under the internal substantive laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the internal substantive laws of such State applicable to contracts to be made and performed entirely within such State.

7.                  Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment will remain in full force and effect and will in no way be affected, impaired or invalidated.

8.                  Notice. The Rights Agent and the Company hereby waive any notice requirement with respect to each other under the Rights Agreement, if any, pertaining to the matters covered by this Amendment.

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9.                  No Other Effect. Except as expressly set forth herein, the Rights Agreement shall not by implication or otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect, as amended hereby.

10.              Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

SWK HOLDINGS CORPORATION

By:	/s/ Brett Pope
Name:	Brett Pope
Title:	Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A.,
as Rights Agent

By:	/s/ Robert A. Buckley, Jr
Name:	Robert A. Buckley, Jr
Title:	Senior Vice President

[SIGNATURE PAGE TO RIGHTS AGREEMENT AMENDMENT]